SCHEDULE 14C
                                 (RULE 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check  the  appropriate  box:

     [ ]     Preliminary  Information  Statement
     [ ]     Confidential,  for Use of the Commission Only (as permitted by Rule
             14c-5(d)(2))
     [X]     Definitive  Information  Statement


                             KINGDOM VENTURES, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

     [ ]     Fee  computed  on  table  below per Exchange Act Rules 14c-5(g) and
             0-11.
          1)   Title  of  each class of securities to which transaction applies:
          2)   Aggregate  number  of  securities  to  which transaction applies:
          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
          4)   Proposed  maximum  aggregate  value  of  transaction:
          5)   Total  fee  paid:
     [ ]     Fee  paid  previously  with  preliminary  materials.
     [ ]     Check  box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.
          1)   Amount  previously  paid:
          2)   Form,  Schedule  or  Registration  Statement  No.:
          3)   Filing  Party:
          4)   Date  Filed:

                             KINGDOM VENTURES, INC.
                               1045 STEPHANIE WAY
                              MINDEN, NEVADA 89423
                                 (775) 267-2242
                               __________________

                          WRITTEN CONSENTS RELATING TO
                     AMENDMENT OF ARTICLES OF INCORPORATION

     NOTICE IS HEREBY GIVEN that we have received written consents in lieu of a meeting from stockholders representing a majority of our outstanding voting interests approving the amendment of the Articles of Incorporation of KINGDOM VENTURES, INC., a Nevada corporation.
                               __________________

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
                               __________________

     As of the close of business on February 7, 2003, the record date for shares entitled to notice of and to sign written consents in connection with the amendment of our Articles of Incorporation, there were 11,215,381 shares of our common stock outstanding. Each share of our common stock is entitled to one vote in connection with the amendment of our Articles of Incorporation. Simultaneously with the mailing of this Information Statement, certain of our officers, directors and affiliates, who represent a majority of the outstanding voting interest, signed written consents approving the amendment. As a result, the amendment has been approved and neither a meeting of our stockholders nor additional written consents are necessary.

     The amendment to the Articles of Incorporation allows the Board of Directors to establish classifications or series of common stock as provided under the laws of the State of Nevada.

                                         By Order of the Board of Directors,

                                         Gene Jackson

                                         President

Dated: February 27, 2003

                                     SUMMARY

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

QUESTIONS AND ANSWERS . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

STOCK OWNERSHIP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SUMMARY OF AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

DEFENSES AGAINST HOSTILE TAKEOVERS. . . . . . . . . . . . . . . . . . . . .    3



                                      (i)

                              INFORMATION STATEMENT

                              QUESTIONS AND ANSWERS

     This Information Statement is first being sent to stockholders on or about February 27, 2003. The following questions and answers are intended to respond to frequently asked questions concerning the amendment to the Articles of Incorporation. These questions do not, and are not intended to, address all the questions that may be important to you. You should carefully read the entire Information Statement, as well as its appendices and the documents incorporated by reference in this Information Statement.

Q:   WHY IS KINGDOM VENTURES, INC. AMENDING ITS ARTICLES OF INCORPORATION?

A: Our Articles of Incorporation authorize the issuance of up to 100,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), and
     10,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"). Although the Board of Directors may issue shares of the Preferred Stock in different series or classifications without additional action by the stockholders, our Articles of Incorporation do not provide for different series of Common Stock. We believe that the issuance of different series of Common Stock will permit us to raise additional capital without significant dilution of our current stockholders, create a potential currency for acquisitions, and otherwise improve our flexibility in increasing stockholder value.

Q: WHAT ARE THE PRINCIPAL FEATURES OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION?

A: The amendment will authorize the Board of Directors to create, without additional action by the stockholders, different series of Common Stock. The amendment does not increase the total number of shares of Common Stock or Preferred Stock that we may issue or change any of the rights of the shares of Common Stock that are currently outstanding.

Q: WHY ISN'T KINGDOM VENTURES, INC. HOLDING A MEETING OF STOCKHOLDERS TO APPROVE THE AMENDMENT?

A: The Board of Directors has already approved the amendment and has received the written consent of officers, directors, and affiliates that represent a majority of the voting interests. Under the Nevada General Corporation Law and our Articles of Incorporation the amendment may be approved by the written consent of a majority of the shares entitled to vote on it. Since we have already received written consents representing the necessary number of shares, a meeting is not necessary and represents a substantial and avoidable expense.

Q:   WHO WILL PAY THE COSTS OF THE AMENDMENT?

A: Kingdom Ventures, Inc. will pay all of the costs of amending the Articles of Incorporation, including distributing this Information Statement. We may also pay brokerage firms and other custodians for their reasonable expenses for forwarding information materials to the beneficial owners of our Common Stock. We do not anticipate contracting for other services in connection with the amendment.

                               __________________

                                 STOCK OWNERSHIP

     The following table sets forth information as of February 7, 2003, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and each of the other four executive officers that were paid more than $100,000 during the last fiscal year, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

     Except as otherwise indicated, the mailing address for each person identified below is 1045 Stephanie Way, Minden, Nevada, 89423.

                                                           SHARES        PERCENTAGE OF
                                                        BENEFICIALLY  OUTSTANDING SHARES
NAME                                      CLASS             OWNED             (1)
J&J Holdings, Inc.
P. O. Box 275                          Common              5,095,928 (2)           45.4%
Genoa, NV 89411                        Series A            1,233,888 (2)          100.0%

Carson Valley Christian Center
1095 Stephanie Way
Minden, NV 89423                       Common                950,000                8.5%

Gene Jackson
President, Secretary & Treasurer       Common              5,470,928 (3)           48.8%
Director                               Series A            1,233,888 (4)          100.0%

Howard Dix
Director                               Common                112,500                1.0%

John Howell
Director                               Common                 55,000                  *

Don Sheib
Director                               Common                    100                  *

                                       Common              5,638,528 (3)           50.3%
All Directors and Officers as a Group  Series A            1,233,888 (4)          100.0%

 *   Less  than  1%.

(1)  Based on 11,215,381shares outstanding as of February 7, 2003.

(2) Fifty percent of the capital stock of J&J Holdings, Inc. is owned by John and Pamela Jackson and their minor children. John Jackson is the brother of Gene Jackson, our President, Secretary and Treasurer and one of our directors. The other 50% of the capital stock of J&J Holdings, Inc. is owned by Barbara Jackson and her minor children. Barbara Jackson is the spouse of Gene Jackson.

(3) Includes 5,095,928 shares owned of record by J&J Holdings, Inc., which is owned 50% by Gene Jackson's spouse. Gene Jackson disclaims beneficial ownership of the shares of common stock held by J&J Holdings, Inc.

(4) Includes 1,233,888 shares owned of record by J&J Holdings, Inc., which is owned 50% by Gene Jackson's spouse. Gene Jackson disclaims beneficial ownership of the shares held by J&J Holdings, Inc.

                              SUMMARY OF AMENDMENT

     Our Articles of Incorporation currently authorize the issuance of up to 100,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share. Our Board of Directors may establish the designations, preferences, limitations and relative rights of the preferred stock without action by the stockholders. Under NRS Chapter 78 ("Nevada General Corporation Law") a corporation may also issue different series of common stock if its Articles of Incorporation permit.

     We believe that the issuance of different series of common stock would be a significant benefit because it would permit us to raise capital or use the stock as currency for the purposes of acquisitions without dilution of the outstanding common stock. For example, a separate series of common stock is sometimes used to raise capital for or acquire a specific business or operation. The stockholders of the separate series are entitled only to receive dividends or distributions relating to the business that was acquired or for which the capital was used. This is referred to as a "tracking stock." In other examples, a separate series of common stock may be established to provide stockholders of outstanding common stock as of a certain date with conversion rights, or dividend rights that may not be transferred to stockholders that later acquire the common stock. In each case, all series of the common stock have equal voting rights in matters to be voted on by the stockholders.

     The amendment to our Articles of Incorporation does not change the total number of shares that we are authorized to issue or reduce or limit the rights of the outstanding common stock.

     Subject to the effectiveness of the amendment to our Articles of Incorporation, our Board of Directors had adopted a certificate of designations, preferences, limitations and relative rights of a new series of common stock (the "Series B Common Stock") and declared a dividend of two (2) shares of Series B Common Stock for each share of our common stock outstanding. The
Series B Common Stock has rights and preferences in all respects equal to the shares of outstanding common stock but is intended to be restricted from trading on the public markets. Each share of Series B Common Stock will be redeemable by us for one share of our Common Stock. We have not applied for or received a CUSIP number for the Series B Common Stock and do not intend to list or apply for trading of the Series B Common Stock on any exchange or register the Series B Common Stock with the Securities Exchange Commission. Each certificate representing shares of Series B Common Stock will bear a legend limiting its transferability.


                       DEFENSES AGAINST HOSTILE TAKEOVERS

     The following discussion summarizes the reasons for, and the operation and effects of, certain provisions of our Articles of Incorporation and the amendment as potentially having an anti-takeover effect.

     The existing anti-takeover provisions of our Articles of Incorporation are designed to minimize the possibility of a sudden acquisition of control of Kingdom Ventures, Inc. which has not been negotiated with and approved by our Board of Directors. These provisions may tend to make it more difficult to remove the incumbent members of the Board of Directors or elect new members of the Board of Directors. The existing provisions would not prohibit an acquisition of control of Kingdom Ventures, Inc. or a tender offer for all of its capital stock but, to the extent these provisions successfully discourage the acquisition of control of Kingdom Ventures, Inc. or tender offers for all or part of our capital stock without approval of the Board of Directors, they may have the effect of preventing an acquisition or tender offer which might be viewed by stockholders to be in their best interests.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels which are higher than would otherwise be the case. The existing anti-takeover provisions may discourage such purchases, particularly those of less than all of the outstanding capital stock, and may thereby deprive stockholders of an opportunity to sell their stock at a temporarily higher price. The existing provisions may therefore decrease the likelihood that a tender offer will be made, and, if made, will be successful. As a result, the provisions may adversely affect those stockholders who would desire to participate in a tender offer. These provisions may also serve to insulate incumbent management from change and to discourage not only sudden or hostile takeover attempts, but any attempts to acquire control which are not approved by the Board of Directors, whether or not stockholders deem such transactions to be in their best interests.

     Authorized Shares of Capital Stock. Our Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of serial preferred stock, without any action on the part of the stockholders. Shares of our serial preferred stock with voting rights could be issued and would then represent an additional class of stock required to approve any proposed acquisition. This preferred stock, together with authorized but unissued shares of common stock (our Articles of Incorporation authorizes the issuance of up to 100,000,000 shares of common stock), could represent additional capital stock required to be purchased by an acquiror. Issuance of such additional shares may dilute the voting interest of our stockholders. If the Board of Directors determined to issue an additional class of voting preferred stock to a person opposed to a proposed acquisition, such person might be able to prevent the acquisition.

     Classified Shares of Common Stock. The amendment would permit the Board of Directors to establish, without additional action by the stockholders, a separate class or series of common stock with special rights. Such classes or series could be established in such a way as to make it more difficult for any person that acquired Kingdom Ventures, Inc. to exercise control over certain assets or operations. As created by the Board of Directors, the Series B Common Stock will not be easily transferable and will be able to vote on any action that requires the vote of the stockholders and will have sufficient voting power to prevent any action by persons that acquire the outstanding shares of common stock.

     Series A Preferred Shares. We have issued 1,233,888 shares of our Series A Preferred Stock to one of our major stockholders in exchange for certain indebtedness. The Series A Preferred Stock has the right to vote equal to 200 shares of Common Stock for each share of Series A Preferred Stock and the holder of the Series A Preferred Stock would be able to prevent any unsolicited attempt to acquire control. In addition, the holder of the Series A Preferred Stock will be able to cast enough votes to elect the entire Board of Directors at any meeting called for the purpose of electing directors. The existence of the Series A Preferred Stock and the potential for the issuance of other similar classifications or series may discourage any person from attempting to gain control of Kingdom Ventures, Inc. without the consent of the Board of Directors and the holder of the Series A Preferred Stock.